Exhibit 10.2
FIRST AMENDMENT
TO
SERVICES AGREEMENT
THIS FIRST AMENDMENT (this “Amendment”) to that certain Services Agreement, dated as of October 1, 2009 (the “Agreement”), by and among (i) American Processing Company, LLC, a Michigan limited liability company (d/b/a NDeX) (the “Default Specialist”), (ii) James E. Albertelli, P.A., a Florida professional association d/b/a “Albertelli Law” (the “Firm”), and (iii) James E. Albertelli, an individual (the “Restricted Party”), is made and entered into to be effective for all purposes as of July 12, 2010 among each of the Default Specialist, the Firm and the Restricted Party.
RECITAL
Each of the Default Specialist, the Firm and the Restricted Party now desire to amend the Agreement as set forth below;
In consideration of the mutual promises, covenants and agreements contained herein, the sufficiency of which is hereby agreed to and acknowledged, the parties hereto agree to amend the Agreement as follows:
AGREEMENTS
1. Amendments.
1.1 Preamble. The first sentence of the Preamble of the Agreement is hereby deleted in its entirety and replaced with the following:
This Services Agreement (this “Agreement”), dated as of October 1, 2009 (the “Effective Date”), is by and between American Processing Company, LLC, a Michigan limited liability company (d/b/a NDeX) (the “Default Specialist”), James E. Albertelli, P.A., a Florida professional association d/b/a “Albertelli Law” (the “Firm”), and James E. Albertelli (the “Restricted Party”).
1.2 New Definitions. The following definitions are hereby added to Section 1.1 of the Agreement in their applicable alphabetical order:
“Competing Publisher” has the meaning set forth in Section 4.9 of this Agreement.
“Dolan” shall mean The Dolan Company, a Delaware corporation (f/k/a Dolan Media Company).
“New Law Firm” has the meaning set forth in Section 4.7 of this Agreement.
“New Services Agreement” has the meaning set forth in Section 4.8 of this Agreement.
“New Territory” has the meaning set forth in Section 4.8 of this Agreement.
“Non-Compete Territory” has the meaning set forth in Section 8.1(a) of this Agreement.
“Posting or Publication Services” has the meaning set forth in Section 4.9 of this Agreement.

“Practices” has the meaning set forth in Section 4.8 of this Agreement.
“Subject Client” has the meaning set forth in Section 4.9 of this Agreement.
1.3 Definition of “Territory”. The definition of “Territory” in Section 1.1 is hereby deleted in its entirety and replaced with the following:
“Territory” shall mean the State of Florida.
1.4 Section 4.7. The following is hereby added to the Agreement as Section 4.7:
4.7 Covenant to Enter Into New Services Agreements. Upon the request of the Default Specialist during the Restricted Period, each of the Firm and the Restricted Party covenants and agrees, both on behalf of themselves, respectively, and any other law firm affiliated with either the Firm or the Restricted Party (any such law firm, a “New Law Firm”), that, if the Firm, the Restricted Party or any New Law Firm opens an office or otherwise does business at any time whether within or outside of the Non-Compete Territory, the Firm, the Restricted Party or any New Law Firm shall promptly enter into a services agreement with the Default Specialist or one or more of its Affiliates in substantially the form as this Agreement (any such new services agreement, a “New Services Agreement”), but solely with respect to the Firm’s, the Restricted Party’s or any New Law Firm’s conduct of the Business. The Default Specialist, on the one hand, and the Firm and the Restricted Party (each on behalf of any New Law Firm), on the other hand, each acknowledge and agree that the per file fee charged by the Default Specialist for each type of file referred by such New Law Firm to the Default Specialist for processing shall be established at the lower of (i) the per file fee that the Default Specialist charges other applicable competing law firms for similar processing services for files in the applicable territory (the “New Territory”) and (ii) one hundred and twenty percent (120%) of the Default Specialist’s aggregate direct and indirect costs for providing such processing services; provided, however, that if, at the time prior to any such New Services Agreement being entered into between the Default Specialist and such New Law Firm, the Default Specialist is not then currently providing processing services in the New Territory, then only clause (ii) above shall be used for establishing the applicable file fees in such New Services Agreement.
1.5 Section 4.8. The following is hereby added to the Agreement as Section 4.8:
4.8 Covenant to Refer Files. To the extent not otherwise subject to the provisions of Section 4.7 hereof, during the Restricted Period, each of the Firm and the Restricted Party covenants and agrees, both on behalf of themselves, respectively, any of their respective affiliates and any New Law Firm, to promptly refer to (i) the Default Specialist or its applicable Affiliate whether within or outside of the Non-Compete Territory or (ii) upon the request of the Default Specialist, the relevant law firm affiliated with the Default Specialist or its applicable Affiliate if within the Non-Compete Territory (with the exception of the State of Florida), all files (including, but not limited to, those types of files described in Section 3.1(a) hereof or the applicable section of any New Services Agreement) with respect to which the Firm, the Restricted Party, any of their respective affiliates or any New Law Firm (x) receive from any Person (including, but not limited to, any Agency, any Investor or any Client) or (y) otherwise have the ability to influence or direct the referral of such files, in each case for processing in conjunction with the residential (but not commercial) foreclosure, residential eviction, residential bankruptcy and litigation (with respect to any of the foregoing) law or trustee practices of the Firm, the Restricted Party, any of their respective affiliates or any New Law Firm (collectively, the “Practices”).

1.6 Section 4.9. The following is hereby added to the Agreement as Section 4.9:
4.9 Covenant to Use Dolan’s Posting and Publication Services. During the Restricted Period, each of the Firm and the Restricted Party covenants and agrees, both on behalf of themselves, respectively, any of their respective affiliates and any New Law Firm, to exclusively use Dolan or one or more of Dolan’s Affiliates for the publication or posting of all foreclosure, public or other legal notices required or desired to be published or posted (whether in a legal or other newspaper or on an Internet web site) in conjunction with the Practices of the Firm, the Restricted Party, any of their respective affiliates or any New Law Firm or on behalf of any client of the Firm, the Restricted Party, any of their respective affiliates or any New Law Firm whether within or outside of the Non-Compete Territory; provided, however, that none of the Firm, the Restricted Party, any of their respective affiliates or any New Law Firm shall be required to comply with this Section 4.9 for so long as none of Dolan or any of its Affiliates offer posting or publication services (collectively, the “Posting or Publication Services”) for the relevant geographic area in which the Firm, the Restricted Party, any of their respective affiliates or any New Law Firm requires the publication or posting of any foreclosure, public or other legal notices in conjunction with the relevant Practice(s) of the Firm, the Restricted Party, any of their respective affiliates or any applicable New Law Firm, as the case may be, in such relevant geographic area; provided, further, however, that each of the Firm and the Restricted Party covenants and agrees, both on behalf of themselves, respectively, any of their respective affiliates and any New Law Firm, to (1) provide not less than ten (10) days prior written notice to Dolan prior to using any Person other than Dolan or an Affiliate of Dolan (any such other Person, a “Competing Publisher”) for the publication or posting of any foreclosure, public or other legal notices (whether in a legal or other newspaper or on an Internet web site) in conjunction with any Practice(s) of the Firm, the Restricted Party, any of their respective affiliates or any New Law Firm whether within or outside the Non-Compete Territory, which such notice shall include (x) the name of such Competing Publisher, (y) the applicable geographic area in which the Posting or Publication Services of such Competing Publisher are proposed to be used and (z) a description of the particular Posting or Publication Services of such Competing Publisher which are proposed to be used by the Firm, the Restricted Party, any of their respective affiliates or the applicable New Law Firm, as the case may be; and (2) enter into any contract or other agreement with any Competing Publisher for any Posting or Publication Services which cannot be terminated without penalty by the Firm, the Restricted Party, any of their respective affiliates or the applicable New Law Firm on less than thirty (30) days prior written notice by the Firm, the Restricted Party, any of their respective affiliates or the applicable New Law Firm, as the case may be. Notwithstanding anything to the contrary in this Section 4.9, none of the Firm, the Restricted Party or any New Law Firm shall be bound by the provisions of this Section 4.9 with respect to any given particular matter solely to the extent that (A) the Client or any other Person who receives Legal Services from the Restricted Party or the applicable New Law Firm for such matter (in either case, a “Subject Client”) requests (without any encouragement by or on the advice of the Firm, the Restricted Party or the applicable New Law Firm) in writing that the Firm, the Restricted Party or the applicable New Law Firm, as the case may be, use the Posting or Publication Services of a Competing Publisher for such matter; provided, however, that (i) each of the Firm, the Restricted Party and any New Law Firm shall use their respective commercially reasonable efforts to encourage such Subject Client to use the Posting or Publication Services of Dolan or one or more of its Affiliates for such legal matter and (ii) each of the Firm and the Restricted Party covenants and agrees, both on behalf of themselves, respectively, and any New Law Firm, acknowledge and agree that for purposes of this clause (A) neither Lender Processing Services, Inc. nor any of its Affiliates shall be considered to be a client of the Firm, the Restricted Party or any New Law Firm, (B) any of the Firm, the Restricted Party or any New Law Firm determine, in good faith, that there is an Applicable Law which requires that the Firm, the Restricted Party or any New Law Firm, as the case may be, to use the Posting or Publication Services of a Competing Publisher for such matter on behalf of such Subject Client; provided, however, that the Firm, the Restricted Party or any New Law Firm, as the case may be, shall promptly provide Dolan with a written opinion of counsel to such effect, or (C) the Firm, the Restricted Party or any New Law Firm receive a written directive from a Governmental Body having jurisdiction over the Firm, the Restricted Party or any New Law Firm, as the case may be, to the effect that the Firm, the Restricted Party or any New Law Firm, as the case may be, must use the Posting or Publication Services of a Competing Publisher for such matter on behalf of such Subject Client; provided, however, that the Firm, the Restricted Party or the applicable New Law Firm shall promptly provide Dolan with a written copy of any such written directive.
1.7 Section 8.1(a). The first sentence of Section 8.1(a) of the Agreement is hereby deleted in its entirety and replaced with the following:
(a) Non-Compete. During the term of this Agreement (including any extensions or renewals thereof), and for a period of two (2) years following termination of this Agreement (the “Restricted Period”), none of the Firm, the Restricted Party or any of their respective Affiliates shall directly or indirectly, without the prior written consent of the Default Specialist, purchase, join, control, invest in, organize, start or form, or contract with, any business or Person that will provide Mortgage Default Services anywhere in the States of Alabama, Arizona, California, Florida, Georgia, Indiana, Michigan, Minnesota, Nevada and Texas (the “Non-Compete Territory”).
1.8 Section 8.2. Section 8.2 of the Agreement is hereby deleted in its entirety and replaced with the following:
8.2 Blue-Pencil. If any court of competent jurisdiction or any other Governmental Body shall at any time deem the term of any particular restrictive covenant contained in Section 8.1 too lengthy or the Non-Compete Territory too extensive, the other provisions of this Article VIII shall nevertheless stand, and the Restricted Period and/or the Non-Compete Territory shall be reduced to such duration or size as such court or Governmental Body shall determine to be permissible.
2. Reference to and Effect on the Agreement.
2.1 Each reference in the Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Agreement as amended hereby.
2.2 Except as specifically amended above, the Agreement shall remain in full force and effect and is hereby ratified and confirmed.

3. Miscellaneous.
3.1 This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Amendment will become effective after (i) a counterpart to this Amendment has been executed and delivered by the Default Specialist, the Firm and the Restricted Party, (ii) a counterpart to that certain First Amendment to Asset Purchase Agreement, dated as of the date of this Amendment, by and among the Default Specialist, Dolan, the Restricted Party, the Firm, The Albertelli Firm, P.C., a Georgia professional corporation (“Albertelli Georgia”) and Albertelli Title, Inc. has been executed and delivered by each of foregoing parties, (iii) a counterpart to that certain First Amendment to Employment Agreement, dated as of the date of this Amendment, by and among the Default Specialist and the Restricted Party has been executed and delivered by each of the Default Specialist and the Restricted Party and (iv) a counterpart to that certain First Amendment to Services Agreement, dated as of the date of this Amendment, by and among the Default Specialist, the Restricted Party and Albertelli Georgia has been executed and delivered by each of the Default Specialist, the Restricted Party and Albertelli Georgia. This Amendment, and any amendments hereto, to the extent signed and delivered by means of a facsimile machine or other electronic transmission (including transmission in portable document format by electronic mail), shall be treated in all manner and respects and for all purposes as an original agreement and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties, except that the failure of any party to comply with such a request shall not render this Amendment, and any amendments hereto, invalid or unenforceable. No party hereto or to any such other agreement or instrument shall raise the use of a facsimile machine or other electronic transmission to deliver a signature, or the fact that any signature was transmitted or communicated through the use of a facsimile machine or other electronic transmission, as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.
3.2 Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
3.3 The language used in this Amendment will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.
3.4 If and to the extent there are any inconsistencies between the Agreement and this Amendment, the terms of this Amendment shall control.
3.5 This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its conflict of laws doctrines.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date first hereinabove written.

AMERICAN PROCESSING COMPANY, LLC
By:	/ Scott J. Pollei /
	Name:	Scott J. Pollei
	Title:	Vice President

JAMES E. ALBERTELLI, P.A.
By:	/ James Albertelli /
	Name:	James Albertelli
	Title:	President

/ James Albertelli /
James E. Albertelli, individually